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                                     EXHIBIT 5.1

                    [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]


                                  November 13, 1997

Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA  94063-4719

         Re:  CYGNUS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (No. 333-39275), including Amendment No. 1 thereto (the "Registration Statement"), filed or to be filed by Cygnus, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities") and shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), with an aggregate offering price of up to $90,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.
 The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture"),to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Subordinated Trustee"). The shares of Common Stock are to be sold pursuant to an Underwriting Agreement (Common Stock) (the "Common Stock Underwriting Agreement") and the Debt Securities are to be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement"), in substantially the respective forms filed as exhibits to the Registration Statement. The Debt Securities are to be issued in the forms filed as an exhibit to the Registration Statement.



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Cygnus, Inc.                                                   November 13, 1997
                                                                          Page 2

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, the authenticity of the originals of such latter documents, and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that:

         1. When the Registration Statement becomes effective under the Act and the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

         2. When the Registration Statement becomes effective under the Act and the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

         3. When the Registration Statement becomes effective under the Act and the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the shares of Common Stock will be validly issued, fully paid and nonassessable.


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Cygnus, Inc.                                                   November 13, 1997
                                                                          Page 3


         Our opinion that any document is legal, valid and binding is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

         (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe or thereby admit that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                             Very truly yours,

                             /s/ Brobeck, Phleger & Harrison LLP
                             -----------------------------------
                             BROBECK, PHLEGER & HARRISON LLP